As filed with the Securities and Exchange
Commission on November 28, 2025
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Northwest Biotherapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NORTHWEST BIOTHERAPEUTICS, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 29, 2025
Dear Stockholder:
You are hereby cordially invited to attend the 2025 Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc., (the “Company”) which will be held on Monday, December 29, 2025 at 2:00 p.m. (local time) at the offices of Gibson, Dunn & Crutcher LLP, 1700 M St NW, Washington, DC 20036, and any adjournments or postponements of the Annual Meeting.
Stockholders may attend the Annual Meeting in person, or may connect from a remote location through an audio-only link to the Annual Meeting (as explained below). Prior to the meeting, the Company will issue a notice with information on how to access the audio-only connection. Stockholders who cannot attend the Annual Meeting will need to vote prior to the meeting as the audio-only link will not enable voting during the meeting.
Following the Annual Meeting, there will be an informal discussion period as time permits. Stockholders may submit written questions to the Company prior to 6:00 p.m. Eastern Time on Monday, December 22, 2025.
We are holding the Annual Meeting for the following purposes:
1.
To elect one member to our Board of Directors to serve as Class II Director for a term of three years;

2.
To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.
To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 1,700,000,000 to 2,600,000,000, par value $0.001 per share (the “Common Stock”);

4.
To approve, on an advisory basis, the Company’s executive compensation; and

5.
To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These matters are more fully described in the attached proxy statement, which is made a part of this notice. At this point, we are not aware of any other business to be transacted at this Annual Meeting.
Only stockholders of record on our books at the close of business on November 14, 2025 will be entitled to attend and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 4800 Montgomery Lane, Suite 800, Bethesda, Maryland 20814. This list also will be available for inspection at the Annual Meeting. If you would like to view the stockholder list, please call our executive offices at (240) 497-9024 to schedule an appointment.
The items to be considered are summarized in this Notice of the Annual Meeting of Stockholders and more fully described in this Proxy Statement. The Notice of the Annual Meeting of Stockholders, the Proxy Statement and the enclosed proxy card are expected to first be mailed and made available starting on or about November 29, 2025 to all record holders of shares of our common stock as of the close of business on November 14, 2025. Shares of our common stock represented by proxies will be voted as described in the Proxy Statement or as specified by each stockholder.
A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 which contains our consolidated financial statements for the fiscal year ended December 31, 2024, and other information of interest to stockholders, accompanies this notice and the attached proxy statement. This notice, the attached proxy statement and our 2024 Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 are also available, free of charge, in PDF and HTML format at www.nwbio.com and will remain posted on this website at least until the conclusion of the meeting.
If you have any questions or need assistance voting your shares, please contact our proxy solicitation agent, Georgeson LLC:
51 West 52nd Street, 6th Floor
New York, NY 10019
Stockholders, Banks and Brokers Call Toll-Free (866) 989-5520
Monday through Friday, 9:00 AM EDT — 11:00 PM EDT
Saturday, 12:00 PM EDT — 6:00 PM EDT
We strongly recommend voting before the Annual Meeting, even if you plan to attend the meeting in person, to avoid any last minute issues relating to the identification of the shares.
All stockholders may vote when contacted by the Company’s proxy solicitation agent, Georgeson LLC. The attached proxy statement provides more information regarding the attendance and voting procedures.
A beneficial stockholder whose shares are held through an intermediary banker/broker, rather than at Computershare, also has two other voting options in addition to the option to vote by calling or being called by Georgeson:
•
The first additional voting option is to vote prior to the meeting through their banker/broker.

•
The second additional voting option is to fill out the Voter Information Form (VIF) included in the proxy statement materials, submit the VIF to Broadridge, receive a legal proxy from Broadridge and then submit that legal proxy to Computershare. If you are using this method, we request that you submit your vote before 5:00 p.m., Eastern Time on Friday, December 19, 2025. It may take a number of days to receive the legal proxy after application.

Stockholders who attend the Annual Meeting in person may also vote at the meeting.
We strongly recommend that all stockholders vote through the proxy solicitor as this method is much faster, easier, has far less steps, and is generally more efficient than the VIF form method.
This proxy statement subsequently provides more details and numbers to call with any questions concerning procedures for the Annual Meeting.
The Company also stands ready to help in any way.
By Order of the Board of Directors,
/s/ Linda F. Powers

Chairperson of the Board of Directors
November 28, 2025

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY
VOTE ONLINE, BY PHONE, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY
CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE
PROXY CARD IS MAILED IN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
MEETING TO BE HELD ON DECEMBER 29, 2025:
The Notice of Annual Meeting and Proxy Statement and 2024 Annual Report is available at:
[http://www.edocumentview.com/NWBO]

i

NORTHWEST BIOTHERAPEUTICS, INC.
4800 Montgomery Lane
Suite 800
Bethesda, Maryland 20814
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 29, 2025
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Biotherapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Monday, December 29 at 2:00 p.m. Eastern Time, and any adjournments or postponements of the Annual Meeting.
The Board of Directors, or the “Board,” is soliciting proxies for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders.
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on November 14, 2025 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on November 14, 2025, we had 1,528,682,082 shares of common stock outstanding and 818,142 shares of preferred stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Each share of preferred stock is convertible into 25 shares of common stock and hence entitles the record holder to 25 votes on each matter to be voted upon at the Annual Meeting. Copies of the Notice of the Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and the 2024 Annual Report are expected to be mailed to stockholders of record on or about November 29, 2025. Exhibits to the 2024 Annual Report will be provided to any stockholder at no charge upon written or oral request to our corporate secretary at the address set forth under “Communication with the Board of Directors” below.
Attending the Annual Meeting and Voting
Only stockholders of record on our books at the close of business on November 14, 2025 will be entitled to attend and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Stockholders may attend the Annual Meeting in person, or may connect from a remote location through an audio-only link to the Annual Meeting. Prior to the Annual Meeting, the Company will issue a notice with information on how to access the audio-only connection.
Stockholders who cannot attend the Annual Meeting will need to vote prior to the meeting, using the procedures described below, as the audio-only link will not enable voting during the meeting.
If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot upon your arrival. However, if you hold your shares in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on November 14, 2025, the record date for voting. If you plan to vote in person at the meeting, please bring valid identification. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.
Voting Procedures
Shares represented by a properly executed proxy in the form that accompanies this proxy statement will be voted at the Annual Meeting and, if you provide instructions on the proxy, will be voted in accordance with those instructions. If you hold shares in your own name, you may vote by proxy online, by telephone using the toll-free number listed on the enclosed proxy card, or by marking, dating, signing and mailing the enclosed proxy card in the prepaid envelope provided. If you vote online or by telephone, please do not also mail the enclosed proxy card. If you return your proxy to the Company, but fail to provide instructions with your proxy as to how your shares should be voted, your shares will be voted according to the recommendations of our Board on each of the Proposals. If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the Annual Meeting.
All stockholders may vote when contacted by the Company’s proxy solicitation agent, Georgeson LLC, or by contacting Georgeson. The contact information is as follows:
51 West 52nd Street, 6th Floor
New York, NY 10019
Stockholders, Banks and Brokers Call Toll-Free (866) 989-5520
Monday through Friday, 9:00 AM EDT — 11:00 PM EDT
Saturday, 12:00 PM EDT — 6:00 PM EDT
A beneficial stockholder whose shares are held through an intermediary banker/broker, rather than at Computershare, also has two other voting options in addition to the option to vote by calling or being called by Georgeson:
•
The first additional voting option is to vote prior to the meeting through their banker/broker.

•
The second additional voting option is to fill out the Voter Information Form (VIF) included in the proxy statement materials, submit the VIF to Broadridge, receive a legal proxy from Broadridge and then submit that legal proxy to Computershare. If you are using this method, we request that you submit your vote before 5:00 p.m., Eastern Time on December 19, 2025. It may take a number of days to receive the legal proxy after application.

Stockholders who attend the Annual Meeting in person may also vote at the Meeting.
We strongly recommend that all stockholders vote through the proxy solicitor as this method is much faster, easier, has far fewer steps, and is generally more efficient than the VIF form method.
We bear the expense of soliciting proxies. Our directors, officers or employees may also solicit proxies personally or by telephone, email, facsimile or other means of communication. We do not intend to pay additional compensation for these directors, officers and/or employees doing so. The Company has retained Georgeson LLC to solicit proxies for the Annual Meeting, and may use the services of other third-parties to solicit proxies for the Annual Meeting (in which case the Company may also compensate such other third-parties for services rendered). We might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.
Revoking a Proxy
You may revoke your proxy at any time prior to the start of the Annual Meeting by delivering written instructions to our corporate secretary at the address set forth under “Communication with the Board of Directors” below. Attendance at the Annual Meeting will not itself be deemed to revoke your proxy unless you vote at the Annual Meeting. If you are a beneficial owner of shares of common stock held in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.
Quorum Required
A quorum of stockholders is necessary to hold a valid meeting of stockholders. A majority of shares entitled to vote generally in the election of directors at the Annual Meeting which are present in-person at the Annual Meeting or represented by proxy shall constitute a quorum at the Annual Meeting. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.
Votes Required for Approval; Broker Non-Votes
Each share of common stock is entitled to one vote on the matters to be voted on at the Annual Meeting, and each share of preferred stock is entitled to twenty-five votes on the matters to be voted on at the Annual Meeting. As of November 14, 2025, there were 1,528,682,082 shares of our common stock outstanding and entitled to vote at the Annual Meeting, and 818,142 shares of preferred stock entitled to vote at the Annual Meeting.
For Proposal No. 1, the director will be elected by a plurality of all votes properly cast at the Annual Meeting, assuming a quorum is present. For Proposal No. 2, the affirmative vote of a majority of the votes cast with respect to such matter is required to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For Proposal No. 3, the affirmative vote of a majority of the votes cast with respect to such matter is required to approve the amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 1,700,000,000 to 2,600,000,000. For Proposal No. 4, the affirmative vote of a majority of the votes cast with respect to such matter is required to approve, on an advisory basis, the compensation of our named executive officers.
With respect to “routine” matters, a bank, brokerage firm, or other nominee has the authority (but is not required) to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “for,” “against” or “abstaining” with respect to such routine matters.
With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the rules governing self-regulatory organizations, or SRO rules, to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but not for determining the number of shares voted “for,” “against,” “abstaining” or “withheld from” with respect to such non-routine matters.
For Proposals No. 1, 2, 3 and 4, abstentions and broker non-votes, if any, will have no effect with respect to such matters.
Proxy Solicitation
The Company has retained the services of Georgeson LLC, and may retain the services of other third- parties, to solicit the proxies of certain stockholders for the Annual Meeting. The cost of such services to be rendered by Georgeson LLC is estimated to be $80,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, certain of the Company’s officers and employees (who will receive no extra compensation for their services) may solicit proxies.
Householding
Stockholders of record who reside at the same address will receive a single copy of our 2024 Annual Report, Proxy Statement and Notice of the Annual Meeting. Each stockholder in the household, however, will receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. If you would like to receive a separate copy of any of these materials, please call or write us at the address set forth under “Communication with the Board of Directors” below, and we will promptly deliver the requested materials to you.
If you receive multiple copies of our 2024 Annual Report, Proxy Statement and Notice of the Annual Meeting and wish to receive a single copy in the future, please contact us at the address set forth under

“Communication with the Board of Directors” below, and we will modify our future mailings in accordance with your request. If you hold your shares in “street name,” you should contact your broker or nominee regarding combining mailings.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Directors and Nominee for Director
We have a classified Board of Directors currently consisting of two Class I Directors (Dr. Alton L. Boynton and Ambassador J. Cofer Black), one Class II Director (Mr. Pat Sarma) and two Class III Directors (Ms. Linda F. Powers and Dr. Navid Malik). Mr. Pat Sarma was appointed to the Board in March 2024 as a Class II Director to complete the remaining term of Mr. Jerry Jasinowski, who retired from the Board in March 2024 for medical reasons. Mr. Sarma was recommended to the Company’s Nominations Committee by an executive officer.
At each annual meeting of stockholders, the applicable Class directors are elected to succeed those whose terms are expiring. This year, one Class II Director, Mr. Pat Sarma, will be presented to the stockholders for election to a three-year term that expires at the Annual Meeting to be held in 2028. The Class I directors were most recently elected in June 2024 to terms expiring at the Annual Meeting to be held in 2027, and the Class III Directors were most recently elected in December 2022 to terms expiring at the Annual Meeting to be held in 2026.
The persons named in the enclosed proxy will vote to elect Mr. Pat Sarma as Class II Director unless your proxy is marked otherwise. Mr. Sarma has indicated his willingness to serve, if elected. If he should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe that Mr. Sarma will be unable to serve if elected.
Set forth below is the name and age of each member of our Board (including Mr. Pat Sarma, the nominee for election as Class II Director), and the positions and offices held by the member, the member’s principal occupation and business experience during at least the past five years, the names of other publicly held companies of which the member serves as a director and the year of the commencement of the member’s term as a member of our Board.
Vote Required for Approval
Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the Class II nominee receiving the highest number of votes cast will be elected.
Voting by the Proxies
The proxies will vote your shares of common stock in accordance with your instructions. If you are a stockholder of record, and you return a signed and dated proxy card, unless you mark your proxy card to withhold authority to vote, your shares of common stock will be voted for the election of the nominee named in this proxy statement.
If you are a beneficial owner of shares of common stock held in street name and you do not provide your broker with voting instructions, under the SRO rules governing brokers, your broker may not vote your shares on the election of directors.
Recommendation
We recommend that you vote FOR Mr. Pat Sarma as Class II Director.
Family Relationships
There are no family relationships between any of our directors or executive officers.
Directors
Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of November 14, 2025 appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
Linda F. Powers	70	Class III Director, Chairperson, President and Chief Executive Officer, Chief Financial and Accounting Officer
J. Cofer Black	75	Class I Director
Dr. Alton L. Boynton	81	Class I Director, Chief Scientific Officer and Secretary
Pat Sarma	80	Class II Director
Dr. Navid Malik	56	Class III Director
Director Biographies
Linda F. Powers.   Ms. Powers has served as the Chairperson of our Board of Directors since her appointment on May 17, 2007, Chief Executive Officer and President since June 8, 2011 and Chief Financial and Accounting Officer since June 8, 2020. Ms. Powers served as a managing director of Toucan Capital Fund II from 2001 to 2010, and Toucan Capital Fund III from 2010 to 2018. She also has over 20 years’ experience in corporate finance and restructurings, mergers and acquisitions, joint ventures and intellectual property licensing. Ms. Powers was previously a Board member of the Rosalind Franklin Society and M2GEN (an affiliate of Moffitt Cancer Center). She was the Chair of the Maryland Stem Cell Research Commission for the first two years of the state’s stem cell funding program, and has served an additional 15 years on the Commission. Ms. Powers served for several years on a Steering Committee of the National Academy of Sciences, evaluating government research funding, and was appointed to three Governors’ commissions created to determine how to build the respective states’ biotech and other high-tech industries. For more than six years, Ms. Powers taught an annual internal course at the National Institutes of Health for the bench scientists and technology transfer personnel on the development and commercialization of medical products. Ms. Powers serves on the boards of several private biotechnology companies. Ms. Powers holds a B.A. from Princeton University, where she graduated magna cum laude and Phi Beta Kappa. She also earned a J.D., magna cum laude, from Harvard Law School. We believe Ms. Powers’ background and experience make her well qualified to serve as a Director.
J. Cofer Black.   Ambassador Black was appointed to the Board of Directors in January 2016. Ambassador Black is an internationally renowned U.S. government leader and expert in cybersecurity, counterterrorism and national security. In addition to serving on company and bank boards, he presently serves as an independent consultant. Between 2009 and 2016, he served as Vice President for Global Operations at Blackbird Raytheon Technologies, a division of Raytheon Company, a NYSE-listed security company. From 2004 until 2008, he provided strategic guidance and business development as Vice Chairman of Blackwater Worldwide and as Chairman of Total Intelligence Solutions. During 2002 – 2005, he was appointed by the President of the United States to serve as the Ambassador, Coordinator for Counterterrorism, reporting directly to the Secretary of State for developing, coordinating and implementing American counterterrorism policy. Prior to his role as Ambassador, he served a 28-year career in the Central Intelligence Agency, reaching Senior Intelligence Service (SIS-4) level as Director, Counterterrorist Center (D/CTC), where he managed 1,300 professional personnel and an annual operational budget of more than one billion dollars. Ambassador Black is experienced representing the United States at the Head of State level, managing media as a diplomatic spokesperson and in public speaking as keynote speaker both as a senior U.S. Government official and business leader. Ambassador Black has received numerous awards and recognitions throughout his career, including the Distinguished Intelligence Medal (the CIA’s highest award for achievement). Ambassador Black received a B.A. in International Affairs from the University of Southern California in 1973 and an M.A. in International Affairs from the University of Southern California in 1974. We believe Ambassador Black’s background and experience in business management and information technology make him well qualified to serve as a Director.
Alton L. Boynton, Ph.D.   Dr. Boynton co-founded our Company, has served as our Chief Scientific Officer and a Director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, was appointed President in May 2003, and served as Chief Executive Officer from June 2007 to June 2011. Prior to founding our Company, Dr. Boynton headed the Molecular Oncology research lab at the Pacific Northwest Research Foundation (the original foundation of Bill Hutchinson, from which the Fred Hutchinson Cancer Center was spun off). Dr. Boynton also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995 to 2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to joining Northwest Hospital, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972. We believe Dr. Boynton’s background and experience make him well qualified to serve as a Director.
Pat Sarma.   Mr. Sarma was appointed to the Board of Directors in March 2024. Mr. Sarma brings decades of experience as a business executive and as a venture capital investor. One of the companies he founded and built was American Megatrends Inc. (AMI), which developed hardware, software and firmware components of PC-based systems. AMI developed the AMIBIOS firmware program for IBM-PC compatibility. The BIOS (Basic Input Output System) is the heart of PC-compatibility and all application programs access the BIOS in reading from or writing to peripheral units such as drives, keyboards, mouse, etc. AMI also developed, among other software, the AMI RAID Controller and Management software that was the fastest performer in the industry during the 1990’s and early 2000’s. Mr. Sarma’s interests in AMI were acquired in 2001, and thereafter he became a venture capital investor in the private equity markets. He was an owner for a number of years of the N.J. Devils team in the National Hockey League, and has invested in a diverse range of industries including medical and environmental companies. Mr. Sarma received a Master’s Degree in Industrial Engineering and Operations Research from Georgia Tech and a Bachelor’s Degree in Mechanical Engineering from the University of Madras. We believe that Mr. Sarma’s background and experience make him well qualified to serve as a director.
Dr. Navid Malik.   Dr. Malik was appointed to the Board of Directors in April 2012. Dr. Malik is currently Chief Scientific Officer of London Growth Capital (LGC), an FCA regulated Investment Fund. He was previously Head of Research and an Executive Director at The Life Sciences Division, a UK Investment Bank. From January 2012 to December 2015, Dr. Malik was previously the Head of Life Sciences Research at Cenkos Securities Plc. in the U.K., an institutional stockbroking securities firm. From September 2011 through January 2012, Dr. Malik was the Head of Life Sciences Research at Sanlam (Merchant Securities), a global financial services firm. Dr. Malik was Partner and Head of Life Sciences at Matrix Investment Banking Division, Matrix Group, a financial services firm in London, from December 2008 through September 2011. Dr. Malik was a Senior Pharmaceuticals and Biotechnology Analyst at Wimmer Financial LLP from September 2008 through December 2008, and was the Senior Life Sciences Analyst at Collins Stewart Plc from January 2005 through September 2008. In 2011, Dr. Malik was awarded two StarMine Awards (awarded each year by Thomson Reuters and the Financial Times): Number One Stock Picker in the European Pharmaceutical Sector, and Number Two Stock Picker in the U.K. and Ireland Healthcare Sector. He has won a number of other awards for earnings accuracy. Dr. Malik holds a Ph.D. in Drug Delivery within Pharmaceutical Sciences, as well as degrees in Biomedical Sciences Research (M.Sc.) and Biochemistry and Physiology (B.Sc., joint honors). Dr. Malik also holds an MBA in finance from the City University Business School, London. Dr. Malik has led financings totaling $2 billion across approximately 200 transactions. We believe that Dr. Malik’s extensive experience in the life sciences fields and investment banking sector make him well qualified to serve as a Director.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to its charter, the Audit Committee of our Board has appointed the firm Cherry Bekaert LLP (“Cherry Bekaert”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment for the fiscal year ending December 31, 2025. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the best interests of our Company. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment. If the stockholders do ratify this appointment, the Audit Committee may nevertheless decide to change our accounting firm.
Vote Required for Ratification
Ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast with respect to such matter at the Annual Meeting.
Voting by the Proxies
The proxies will vote your shares of common stock in accordance with your instructions. If you are a stockholder of record and you return a signed and dated proxy card, unless you give specific instructions to the contrary, your shares of common stock will be voted for the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Recommendation
The Board unanimously recommends that you vote FOR the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 1,700,000,000 TO 2,600,000,000
General
Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the “Common Stock Increase Amendment”) to increase the number of authorized shares from 1,700,000,000 to 2,600,000,000 (“Proposal No. 3”). The Company’s Certificate of Incorporation currently authorizes the issuance of 1,700,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of November 14, 2025, we had 1,528,682,082 shares of Common Stock outstanding, and 818,142 shares of Preferred Stock outstanding. The increase in our authorized shares of Common Stock will be effective upon the filing of the Common Stock Increase Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
Effects and Purpose of the Increase in Authorized Common Stock
In order for the Company to continue raising the capital needed for its operations, the Company needs to either amend the Certificate of Incorporation to increase the number of authorized shares or implement a reverse split of the Common Stock. The Company’s Board has approved, subject to stockholder approval, an increase in the number of authorized shares of Common Stock (the “Common Stock Increase Amendment”).
The additional shares of Common Stock will have the same rights as the presently authorized Common Stock, including the same voting rights, and rights to dividends and other distributions, and will be the same in all other respects to our Common Stock now authorized.
Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the Company anticipates that if the Common Stock Increase Amendment is approved, issuances may be made to raise additional capital, to satisfy obligations in respect of its outstanding stock options, warrants and convertible securities, and potentially to provide equity incentives to employees, officers or directors or for other purposes.
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have or be used for an anti-takeover effect, the Common Stock Increase Amendment is not being proposed in response to any effort of which the Company is aware to accumulate shares of our Common Stock or obtain control of the Company.
Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended. The Common Stock Increase Amendment will not affect the registration of the Company’s Common Stock under the Exchange Act.
No Appraisal Rights
No stockholder appraisal rights will be applicable in connection with the Common Stock Increase Amendment.
Implementation of the Common Stock Increase Amendment
If the Common Stock Increase Amendment is approved at the Annual Meeting, our Board intends to implement the Common Stock Increase Amendment by filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as contemplated by the proposed form of  “Certificate of Amendment” attached hereto as Appendix A.
Vote Required for Approval
The affirmative vote of a majority of the votes cast with respect to such matter at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to effect the Common Stock Increase Amendment.

Recommendation
The Board unanimously recommends that you vote FOR approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,700,000,000 to 2,600,000,000.

PROPOSAL NO. 4 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, the Board of Directors is submitting a “say on pay” proposal for stockholder consideration. While the vote to approve executive compensation is nonbinding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results.
Our success is highly dependent on our ability to attract, retain and incentivize executive officers who possess the skills, competencies and passion that are necessary to achieve progress in the Company’s clinical programs and progress toward eventual commercialization, as well as to contend with ongoing challenges to the Company’s progress. To this end, our compensation program has been developed with the following overarching principles in mind:
•
the pay of our Named Executive Officers should balance incentivizing performance, ensuring retention and building stockholder value and should be linked to the Named Executive Officers roles and contributions to the Company’s progress.

•
the pay of our Named Executive Officers should retain and incentivize individual Named Executive Officers to perform multiple senior executive roles each, at least until such time as the Company’s progress and resources enable expansion of the management team.

•
our executive compensation program should enable us to recruit, develop, motivate and retain top talent. This is especially critical in a rapidly evolving field such as immuno-oncology, which requires highly specialized knowledge and experience and for which the talent pool is highly competitive.

The Compensation Committee of the Board of Directors, which is composed solely of non-executive directors, is responsible for determining or recommending the overall compensation levels of our executive officers, including our Named Executive Officers, and administering our equity compensation plans.
We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders.
The compensation of the “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation SK) is described on pages 17 to 22 of this proxy statement.
For 2024 compensation, the Compensation Committee and non-Executive Directors took into account management recommendations and the Committee’s own assessment of the Company’s programs and the roles performed by key executives.
In order to approve the executive compensation, stockholders are requested to approve the following resolution:
“RESOLVED, that the stockholders of Northwest Biotherapeutics, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation SK, including the Summary Compensation Table for fiscal year 2024, and other related tables and disclosures.”
As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our Company fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.
Vote Required
Approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast with respect to such matter at the Annual Meeting.
Recommendation
The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2024 executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of November 14, 2025 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our equity securities;

•
our directors and nominees for director;

•
each of our Named Executive Officers, as defined in Item 402(a)(3) of Regulation S-K; and

•
our directors and executive officers as a group.

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of November 14, 2025. Shares issuable pursuant to the exercise of stock options and warrants exercisable on or prior to the date 60 days after 2025 are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, if any. The table below is based upon the information supplied by our transfer agent, Computershare Trust Company, N.A., the Company’s records and from Schedules 13D and 13G filed with the SEC.
Except as otherwise noted, the address of the individuals in the following table is c/o Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814.
Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage(1)
Directors and Officers:
Alton L. Boynton, Ph.D(3)	12,189	*%
Marnix L. Bosch, Ph.D., M.B.A.(3)	129,157	*%
Linda F. Powers(2)	29,411,759	1.9%
Dr. Navid Malik(3)	10,000	*%
J. Cofer Black(3)	—	*%
Pat Sarma(3)	7,365,069	*%
All executive officers and directors as a group (six persons)	36,928,174	2.4%

*
Less than 1%

(1)
Percentage represents beneficial ownership percentage of common stock calculated in accordance with SEC rules and does not equate to voting percentages. Based upon 1,528,682,082 shares of common stock issued and outstanding as of November 14, 2025. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares of common stock beneficially owned and the percentage of ownership of such person, we deemed to be outstanding all shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 14, 2025. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Consists of 29,411,759 shares of common stock held by Ms. Powers. Ms. Powers also holds 56,992,773 warrants (the majority acquired from a third party, and the rest acquired in past years, as previously reported, from the Company in connection with loans by Ms. Powers to the Company when such loans were needed to help the Company to survive). Ms. Powers holds 39,200,000 options awarded in 2018 for service during part of that year and a number of preceding years, and 55,119,032 options awarded in 2020 for service during multiple years. In 2021, Ms. Powers entered into a voluntary blocking agreement with the Company pursuant to which Ms. Powers cannot exercise or convert any options, warrants or other derivative securities, as applicable, unless Ms. Powers provides the Company at least 61 days’ advance notice. As a result, such options, warrants and other derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
(3)
An aggregate of 81,670,895 options and warrants held by other named executive officers and directors are subject to voluntary blocks on the exercise. As a result, such options and warrants are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
The Board believes that Ms. Powers’ service as both Chairperson of the Board and Chief Executive Officer is in the Company’s and our stockholders’ best interests. Ms. Powers possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus, we believe, best positioned to develop Company strategies, business plans and priorities, and corresponding Board agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Company has multiple major programs under way, with operations and infrastructure on two continents, which require heightened efficiency and involvement between the Board and management. Ms. Powers’ combined role enables decisive leadership, and, we believe, facilitates this efficiency and involvement. In March 2024, Mr. Pat Sarma was appointed to the Board to replace Mr. Jerry Jasinowski, who retired for medical reasons, and Mr. Sarma was appointed as Chairman of the Audit Committee.
Board of Directors’ Role in Risk Oversight
The Board plays an active role in risk oversight of our Company. The Board does not have a formal risk management committee, but administers this oversight function through various standing committees of the Board of Directors and/or through the full Board. The Audit Committee maintains responsibility for oversight of financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of our Company’s Code of Conduct. The Compensation Committee oversees risks arising from our compensation policies and programs and has responsibility for evaluating and approving our executive compensation and benefit plans, policies and programs.
Director Independence
Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market Rules. The Board of Directors has determined each of Messrs. Malik and Sarma and Ambassador Black to be independent. In addition, Jerry Jasinowski, who retired as a director on March 8, 2024, was independent during his service on the Board of Directors.
Audit Committee
The Audit Committee has responsibility for recommending the appointment of our independent accountants, supervising our finance function (which includes, among other matters, our investment activities), reviewing our internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the attention of the Board. The Audit Committee discusses the financial statements with management, approves filings made with the SEC and maintains the necessary discussions with the Company’s independent accountants. The Audit Committee acts under a written charter, which is posted on our website at www.nwbio.com/board-committee-charters/.
The Audit Committee currently consists of Dr. Malik and Mr. Sarma. Our Board of Directors has determined that Mr. Sarma, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC. Our Board has determined that each member of the Audit Committee is “independent” within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market Rules as well as pursuant to the additional test for independence for audit committee members imposed by SEC regulation and Section 5605(c)(2)(A) of the Nasdaq Stock Market Rules. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.
Compensation Committee
The Compensation Committee is responsible for determining the overall compensation levels of our executive officers and administering our equity compensation plans. The Compensation Committee currently consists of Dr. Malik, Ambassador Black and Mr. Sarma. Our Board of Directors has determined that each member of the Compensation Committee is “independent” under the current listing standards of Nasdaq. The Compensation Committee acts under a written charter, which is posted on our website at www.nwbio.com/board-committee-charters/.
Conflicts Committee
The Conflicts Committee is responsible for review and evaluation of related party matters including related party transactions. The Conflicts Committee currently consists of Ambassador Black, Mr. Sarma and Dr. Malik. Our Board of Directors has determined that each member of the Conflicts Committee is “independent” within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market Rules. The Conflicts Committee acts under a written charter, which is posted on our website at www.nwbio.com/board-committee-charters/. The Conflicts Committee does not delegate its authority pursuant to its written charter.
Nominations Committee
The Nominations Committee is responsible for assisting the Board of Directors in, among other things, effecting Board organization, membership and function, including: identifying qualified Board nominees; and effecting the organization, membership and function of Board committees, including composition and recommendation of qualified candidates and reviewing the Company’s Corporate Governance Guidelines. The Nominations Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominations Committee. While our nomination policy does not prescribe specific diversity standards, the Nominations Committee and its independent members seek to identify nominees who have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors. The Nominations Committee operates under a written charter, which is posted on our website at www.nwbio.com/board-committee-charters/.
The Nominations Committee currently consists of Dr. Malik and Ambassador Black. The Board of Directors has determined that each member of the Nominations Committee is “independent” under the current listing standards of Nasdaq. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Nominations Committee
Information Regarding Meetings of the Board and Committees
The business of our Company is under the general oversight of our Board, as provided by the laws of Delaware and our bylaws. During 2024, the Board held 13 meetings and also conducted business by written consent. During 2024, the Audit Committee held 4 meetings; the Conflicts Committee held 3 meetings; and the Compensation Committee held 2 meetings. The Nominations Committee did not hold any meetings. Each person who was a director during 2024 attended at least 75% of the 13 Board meetings. We do not have a formal written policy with respect to Board members’ attendance at our annual meeting of stockholders. All five of our Directors attended our last annual meeting of stockholders.
Code of Conduct
We have an established Code of Conduct applicable to all Board members, executive officers, employees and contractors. Our Code of Conduct is posted on our website at www.nwbio.com.
Insider Trading Policy
We have adopted an insider trading policy that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. Our insider trading policy applies to directors, officers, and employees and prohibits the trading of our securities on the basis of material, nonpublic information. The Company does not have a policy regarding the ability of employees and directors to enter into hedging transactions with respect to Company securities, subject to the insider trading policy. For additional details, please refer to the information under the heading “Insider Trading Policy” in our Code of Conduct, which we filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K.

Recommendation of Director Candidates
The Nominations Committee is responsible for annually reviewing with the Board the requisite skills and criteria for prospective directors and the structure, size and composition of the Board as a whole. Although there are no set criteria considered by the Nominations Committee in evaluating potential director nominees, the committee does consider the skills and expertise that need to be represented on the Board, succession planning and the time commitments required of directors.
For a stockholder to submit a candidate for the consideration of the Nominations Committee, the stockholder must timely notify our corporate secretary at the address set forth under “Communication with the Board of Directors” below. To make such a recommendation in advance of next year’s Annual Meeting, a stockholder must provide written notification to our corporate secretary not less than 120 days nor more than 150 days in advance of the first anniversary of the date on which the proxy statement in connection with the previous year’s Annual Meeting was first mailed. However, if we do not hold an annual meeting or the date of such annual meeting has been changed by more than 30 days from the date first contemplated by the previous year’s proxy statement, we must receive the stockholder’s notice at least 80 days prior to the date on which we distribute the proxy statement with respect to the upcoming meeting.
The notice must include the information specified in our bylaws, including the following: (a) as to each proposed candidate, (i) such person’s exact name, (ii) such person’s age, principal occupation, business address and telephone number, and residence address and telephone number, (iii) the number of shares (if any) of each class of our capital stock owned directly or indirectly by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear in our records, of such stockholder, (ii) such stockholder’s principal occupation, business address and telephone number, and residence address and telephone number, (iii) the class and number of our shares which are held of record or beneficially owned by such stockholder, and (iv) the dates upon which such stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership. In addition, notices must include a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information concerning compensation paid to or accrued for our executive officers, referred to as our Named Executive Officers (NEOs), during the years ended December 31, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards	Total ($)
Linda F. Powers Chairperson, President & Chief Executive Officer, Chief Financial and Accounting Officer	2024	925,000	300,000(1)	—	1,225,000
	2023	925,000	300,000(2)	—	1,225,000
Leslie Goldman(3) Former Senior Vice President and General Counsel	2024	725,000	250,000(4)	—	975,000
	2023	725,000	250,000(5)	—	975,000
Marnix L. Bosch, Ph.D. Chief Technical Officer	2024	453,600(6)	180,000(7)		633,600
	2023	453,600	180,000(8)	—	633,600

(1)
This 2024 bonus has been approved but has not been paid.

(2)
This 2023 bonus has been approved but only a portion of it has been paid to date.

(3)
Mr. Goldman passed away on August 18, 2025. The Company greatly appreciates Mr. Goldman’s many years of intensive work on behalf of the Company, its stockholders and cancer patients.

(4)
This 2024 bonus has been approved but has not been paid to date.

(5)
This 2023 bonus has been approved but only a portion of it has been paid to date.

(6)
Dr. Bosch was relocated to our subsidiary in Netherlands effective August 1, 2019. His current annual salary is 420,000 euros, which is equivalent to approximately $454,000. Dr. Bosch’s compensation is paid in Euros and therefore varies based on the exchange rate. The compensation amounts paid to Dr. Bosch presented in the table above are determined by multiplying the amount of euros paid by the average exchange rate of $1.08 per euro for both fiscal 2024 and 2023.

(7)
The 2024 bonus for Dr. Bosch has been approved but has not been paid.

(8)
The 2023 bonus for Dr. Bosch has been approved and has been fully paid.

Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding stock option awards classified as exercisable and un-exercisable as of December 31, 2024:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Linda F. Powers Chairperson, President & Chief Executive Officer, Chief Financial and Accounting Officer	39,200,000(2)	—	$0.23	5/28/2028
	10,770,429(3)	—	$0.35	7/2/2030
	32,558,724(3)	—	$0.35	12/1/2030
	11,789,879(4)	—	$0.55	9/2/2030
Leslie J. Goldman Former Senior Vice President and General Counsel	24,500,000(5)	—	$0.23	5/28/2028
	6,731,518(6)	—	$0.35	7/2/2030
	21,822,937(6)	—	$0.35	12/1/2030
	5,894,939(7)	—	$0.55	9/2/2030

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Marnix L. Bosch, Ph.D. Chief Technical Officer	7,740,182(8)	—	$0.25	6/13/2027
	10,798,729(9)	—	$0.35	7/2/2030
	16,630,726(10)	—	$0.35	12/1/2030

(1)
Ms. Powers and Mr. Goldman are subject to a voluntary blocking agreement under which they cannot exercise any options, warrants or other derivative securities unless they provide the Company at least 61 days’ advance notice.

(2)
On May 28, 2018, we granted 39,200,000 stock options to Ms. Powers for service during a number of years. The options are exercisable at a price of $0.23 per share, and have a 10-year exercise period. 50% of the options vested on the grant date, and 50% vested over a 24-month period in equal monthly installments. Following entry into previous securities suspension agreements in 2021, Ms. Powers entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Ms. Powers cannot exercise or convert any options, warrants or other derivative securities unless Ms. Powers provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

(3)
On July 2, 2020, we granted 10,770,429 stock options to Ms. Powers for service during multiple years. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. Following entry into previous securities suspension agreements, in 2021 Ms. Powers entered into a voluntary blocking agreement with the Company under which Ms. Powers cannot exercise or convert any options, warrants or other derivative securities, unless Ms. Powers provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

On July 2, 2020, we granted 32,558,724 stock options to Ms. Powers for service during multiple years. These options were subject to certain vesting requirements which have been fulfilled. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. Following entry into previous securities suspension agreements, in 2021, Ms. Powers entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Ms. Powers cannot exercise or convert any options, warrants or other derivative securities, unless Ms. Powers provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
(4)
On September 2, 2020, we granted 11,789,879 stock options to Ms. Powers for service during multiple years. These options were subject to certain vesting requirements, which have been fulfilled. The options are exercisable at a price of $0.55 per share, and have a 10-year exercise period. Following entry into previous securities suspension agreements, in 2021, Ms. Powers entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Ms. Powers cannot exercise or convert any options, warrants or other derivative securities, unless Ms. Powers provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

(5)
On May 28, 2018, we granted 24,500,000 stock options to Mr. Goldman for service during a number of years. The options are exercisable at a price of  $0.23 per share, and have a 10-year exercise period. 50% of the options vested on the grant date, and 50% vested over a 24-month period in equal monthly installments thereafter. Following entry into previous securities suspension agreements, in 2021, Mr. Goldman entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Mr. Goldman cannot exercise or convert any options, warrants or other derivative securities, unless Mr. Goldman provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
(6)
On July 2, 2020, we granted 6,731,518 stock options to Mr. Goldman for service during multiple years. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. These options were fully vested upon grant. Following entry into previous securities suspension agreements, in 2021 Mr. Goldman entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Mr. Goldman cannot exercise or convert any options, warrants or other derivative securities, unless Mr. Goldman provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

On July 2, 2020, we granted 21,822,937 stock options to Mr. Goldman for service during multiple years. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. These options are subject to certain vesting requirements. Following entry into previous securities suspension agreements, in 2021 Mr. Goldman entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Mr. Goldman cannot exercise or convert any options, warrants or other derivative securities, as applicable, to acquire shares of the Company’s common stock, unless Mr. Goldman provides the Company at least 61 days’ advance notice. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
On January 14, 2021, Mr. Goldman assigned 20,000,000 options that were granted on July 2, 2020 to The Goldman NWBIO GRAT Trust for no consideration. On April 28, 2022, Sue Goldman, Trustee of The Goldman NWBIO GRAT Trust transferred 12,709,287 options to Mr. Goldman in satisfaction of the first annuity amount due to Mr. Goldman. As of December 31, 2022, 7,290,713 options were remaining in The Goldman NWBIO GRAT Trust.
(7)
On September 2, 2020, we granted 5,894,939 stock options to Mr. Goldman for service during multiple years. These options were subject to certain vesting requirements, which have been fulfilled. The options are exercisable at a price of $0.55 per share, and have a 10-year exercise period. Following entry into previous securities suspension agreements, in 2021 Mr. Goldman entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Mr. Goldman cannot exercise or convert any options, warrants or other derivative securities, unless Mr. Goldman provides the Company at least 61 days’ advance notice.

(8)
On June 13, 2017, we awarded 7,940,182 options to Dr. Bosch under the 2007 Stock Plan for service during multiple years. The options are exercisable at a price of  $0.25 per share, and had a 5-year exercise period. 50% of the options vested on the grant date, and 50% vested over a 24-month period in equal monthly installments. On January 14, 2018, we extended the exercise period of the options from 5-year to 10-year. In 2021, Dr. Bosch entered into a securities suspension agreement with the Company that (i) suspended the exercisability of the vested options and (ii) made no changes to the other terms of such securities. The suspension agreement covered 20,429,456 options. The suspension agreement expired on January 12, 2023. Dr. Bosch did not enter into any blocker letter during 2024. In 2025 Dr. Bosch entered into a blocking agreement on an ongoing rolling basis with the Company under which Dr. Bosch cannot exercise or convert any options, warrants or other derivative securities unless shares are available and certain events have occurred. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

On March 29, 2023, Dr. Bosch cashless exercised 200,000 options.
(9)
On July 2, 2020, we granted 10,798,729 stock options to Dr. Bosch for service during multiple years. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. These options were fully vested upon grant. In 2025 Dr. Bosch entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Dr. Bosch cannot exercise or convert any options, warrants or other derivative securities unless shares are available and certain events have occurred. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

(10)
On July 2, 2020, we granted 16,630,726 stock options to Dr. Bosch for service during multiple years. The options are exercisable at a price of $0.35 per share, and have a 10-year exercise period. 50% of these options were vested on the grant date, with the remainder vesting in monthly installments over one year. Dr. Bosch did not enter into any blocker letter during 2024. In 2025 Dr. Bosch entered into a voluntary blocking agreement on an ongoing rolling basis with the Company under which Dr. Bosch cannot exercise or convert any options, warrants or other derivative securities unless shares are available and certain events have occurred. As a result, such derivative securities are not considered “beneficially owned” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

Option Exercises and Stock Vested
No options were vested during 2024 for any of our Named Executive Officers, and none were exercised by our Named Executive Officers.
Employment Agreements
The Company entered into employment agreements with each of Ms. Powers, Mr. Goldman and Dr. Bosch in 2011. The 2011 agreements have expired. The Company entered into a new employment agreement with Dr. Bosch, which is currently in effect. The Company plans to enter into a new employment agreement with Ms. Powers in due course.
Pay Versus Performance Table
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K.
Use of the term “compensation actually paid” is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.
In calculating the compensation actually paid amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. During fiscal years 2024, 2023 and 2022, the PEO was Linda Powers, and the non-PEO NEOs were Leslie Goldman and Marnix Bosch.
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net Loss (in thousands)
2024	$1,225,000	$1,225,000	$804,000	$804,000	$39	$(83,778)
2023	$1,225,000	$1,225,000	$804,000	$804,000	$100	$(62,599)
2022	$1,100,000	$1,100,000	$711,000	$711,000	$111	$(105,032)

(1)
The amounts listed as “compensation actually paid” have not, in fact, all been actually paid. The amounts listed include the PEO bonus for 2024 of $300,000, none of which has been paid. The amounts also include a bonus for 2023 of $300,000 that has been approved but only a portion has been paid.

The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:
SCT Total to CAP Reconciliation	2024	2023	2022
SCT Total for PEO	$1,225,000	$1,225,000	$1,100,000
(Less): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	—	—	—
Outstanding and unvested awards:
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	—	—	—
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	—	—	—
Awards granted and vesting in the same year:
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—
Awards vesting in current fiscal year but granted in a prior fiscal year:
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	—	—	—
Compensation Actually Paid to PEO	$1,225,000	$1,225,000	$1,100,000

(2)
The amounts listed as “compensation actually paid” have not, in fact, all been actually paid. The amounts listed include the NEO bonuses for 2024 totaling $430,000 for Mr. Goldman and Dr. Bosch that have been approved but none of which has been paid. The amounts also included bonuses for 2023 totaling $430,000 for Mr. Goldman and Dr. Bosch that have been approved but of which only a portion has been paid for Mr. Goldman (Dr. Bosch’s bonus had been paid in full).

The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K:
SCT Total to CAP Reconciliation	2024	2023	2022
Average SCT Total for Non-PEO NEOs	$804,000	$804,000	$711,000
(Less): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	—	—	—
Outstanding and unvested awards:
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	—	—	—
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	—	—	—
Awards granted and vesting in the same year:
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—
Awards vesting in current fiscal year but granted in a prior fiscal year:
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	—	—	—
Compensation Actually Paid to Non-PEO NEOs	$804,000	$804,000	$711,000

(3)
The amounts reported represent the Total Shareholder Return for each applicable year calculated based on a fixed investment of $100 in the Company for the period starting December 31, 2021, through the end of the listed year on the same cumulative basis as is used in Item 201(e) of Regulation S-K. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between CAP Amounts and Performance Measures
The following charts show graphically the relationships over the past two years of the CAP Amounts for the PEO and the Other NEOs as compared to our (i) cumulative total shareholder return and (ii) net loss.
The Compensation Committee makes executive compensation decisions in consideration of a variety of factors, including corporate and individual performance.

CAP vs. NWBO TSR
CAP ($000s)
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
Total Shareholder Return
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
2022
2023
2024
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
NWBO TSR

Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not have any formal policy that requires the Company to grant, or avoid granting, stock options at particular times. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date), and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
During the year ended December 31, 2024, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the Securities and Exchange Commission.

DIRECTOR COMPENSATION
The following table sets forth certain information concerning compensation paid or accrued to our non- executive directors during the year ended December 31, 2024.
Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Dr. Navid Malik	2024	150,000	—	150,000
J. Cofer Black	2024	150,000	—	150,000
Pat Sarma(1)	2024	118,145	—	118,145
Jerry Jasinowski	2024	28,226	—	28,226

(1)
Mr. Sarma’s compensation in the above table reflects a partial year of service. He was appointed to the Board as a non-executive director in March 2024, following Mr. Jasinowski’s retirement for medical reasons. As a non-executive director Mr. Sarma is entitled to receive compensation on the same basis as the Company’s other non-executive directors

The non-executive independent directors were compensated on a monthly basis $12,500 ($150,000 annually) for their consistent availability on short notice, participation in the frequent meetings of the board of directors, leadership of at least one board committee, participation on multiple committees of the Board, commitment to corporate governance initiatives, and frequent consultations with management on operational matters. The Company owed Mr. Jasinowski $178,226 as of December 31, 2024.
Ms. Powers and Dr. Boynton are executives of the Company and do not receive separate compensation for their services as a Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Advent BioServices, Ltd.
Advent BioServices, Ltd. (“Advent”) was a related party based in the U.K., which carried out the Company’s product development, manufacturing, cryostorage and distribution on a contract services basis. As previously reported, the Company entered into an Agreement to acquire Advent on August 27, 2025, and the acquisition closed on October 24, 2025. Upon the closing, Advent became a wholly owned subsidiary. The following sections describe the contractual arrangements between the Company and Advent prior to the acquisition, and the operational activities and milestones pursuant to those contracts.
The Company had three operational programs with Advent: (a) an ongoing development and manufacturing program at the GMP facility in London, (b) an ongoing development and manufacturing program at the Sawston GMP facility, and (c) periodic specialized programs such as the program related to the MAA pre-requisites, drafting and submission. The Company also executed a new SOW #8 covering the work required to establish the DCVax-Direct program in the U.K. and manufacture DCVax-Direct products for global use.
Each of the operational programs was covered by a separate contract. The ongoing manufacturing in the London facility was covered by a Manufacturing Services Agreement (“MSA”) entered into on May 14, 2018. The development and manufacturing program at the Sawston facility was covered by an Ancillary Services Agreement entered into on November 18, 2019. Each periodic specialized program was covered by an SOW that set forth the role and activities to be undertaken by Advent for that program, and provides for milestone payments upon completion of key elements of the program.
The Ancillary Services Agreement established a structure under which the Company and Advent negotiated and agreed upon the scope and terms for Statements of Work (“SOWs”) for facility development activities and compassionate use program activities, as well as for the periodic specialized programs. After an SOW was agreed and approved by the Company, Advent proceeded with, or continued, the applicable services and invoiced the Company pursuant to the SOW. Since both the facility development and the compassionate use program involved pioneering and uncertainties in most aspects, the invoicing under the Ancillary Services Agreement was on the basis of costs incurred plus fifteen percent. The SOWs involved ongoing activities or specialized one-time projects and related one-time milestone payments. The Ancillary Services Agreement was to end in July 2023, but the Company extended the term year by year, to July 2024, to July 2025 and to July 2026.
SOW 8
On November 8, 2024, the Company entered into a Statement of Work #8 (“SOW 8”) with Advent that was incorporated into the Ancillary Services Agreement. SOW 8 covers the work required to establish the DCVax-Direct program in the U.K and manufacture DCVax-Direct products for global use. Under SOW 8, the compensation consists solely of one-time milestones for each stage of the work and Advent will only receive the compensation when the applicable work is successfully completed. (When the Company previously contracted with a different company for restart of DCVax-Direct manufacturing, the contract required payment as work was performed, regardless of whether the work was successful or not, as is typical for such contract services. The other company did not succeed in producing any DCVax-Direct products meeting the specifications.)
SOW 8 included 5 one-time milestones with corresponding milestone payments:
(a)   Basic Technology Transfer, New SOPs & Regulatory Documents.
Review of documents, specifications and data from prior DCVax-Direct program conducted by Cognate BioServices. Development of a new set of SOPs for DCVax-Direct production in Sawston and new regulatory documents for the UK. Initial implementation in Sawston; many engineering runs. Data generation for comparability analyses of both the process and the product. Milestone payment of £0.55 million (approximately $0.7 million) upon completion.
(b)   Process Development: TFF System vs. Other Systems.

Evaluation of the TFF system used in the prior DCVax-Direct manufacturing. Evaluation of the remaining TFF equipment from the prior program, parts needed to re-establish functional TFF systems, potential sourcing and timelines. Evaluation of remaining disposables from the prior program, requirements for new molds to enable new production of disposables (which are used for each manufacturing run with the TFF system), production arrangements for new disposables, development of new sealing method for disposables, potential sourcing and timelines for disposables. Identification and evaluation of commercially available systems to potentially substitute for TFF system. Engineering runs. Data generation for comparability analyses of TFF system vs. others. Milestone payment of £0.45 million (approximately $0.6 million) upon completion.
(c)   Process Development: Existing and New Product Composition.
Worldwide search for sourcing of BCG (1 of 2 essential reagents/ingredients required for DCVax-Direct besides the DCs), due to a severe worldwide shortage. Evaluation of the BCG mechanism of action (MoA) in DCVax-Direct, search for other agents that could have similar MoA or effects, with similar safety profile too. Sourcing of other agents, testing and selection of other agents for a new DCVax-Direct product composition. Many engineering runs. Data generation for comparability analyses of new reagents vs BCG and new composition of DCVax-Direct vs prior composition. Milestone payment of £0.60 million (approximately $0.8 million) upon completion.
(d)   Technology Transfer: Clean Room Implementation.
After the choice of system (TFF vs commercial) and the choice of product composition were decided, development of new SOPs and transfer of production into the clean rooms. This included pre-clean room engineering runs, establishment of critical quality attributes, process performance qualifications. For technology transfer into the clean rooms, each operator had to pass 3 consecutive and successful aseptic process simulations in the clean room and 3 consecutive and successful PQQ runs at scale in the clean room; microbial analysis (sterility, endotoxin, mycoplasma all need to pass); growth promotion tests; validation of all equipment used after being placed in the clean room; validation of all cell analysis assays used via flow cytometry and validation of the fill and finish protocols. Milestone payment of £0.35 million (approximately $0.5 million) upon completion.
(e)   New IMPD and New IND.
Draft a new IMPD (Investigational Medicinal Product Dossier) for the revised DCVax-Direct product composition and production process, containing all changes to the manufacturing system, reagents and product composition, processes, sources and/or Mechanism of Action vs those used in the prior DCVax-Direct program. Also draft a new IND (CMC section), for the first clinical trial with the new manufacturing process and new product composition. Obtain the first approval or clearance of the new IND by a regulator. Milestone payment of £0.35 million (approximately $0.5 million) upon completion.
As of December 31, 2024, milestones (a) (b) and (c) as described above were completed.
SOW 6
SOW 6 provided for ongoing baseline costs for manufacturing at the Sawston facility and one-time milestone incentives for (a) regulatory approval of each of the three licenses required for the Sawston facility, (b) successful completion of each of six one-time workstreams and (c) completion of drafting key portions of an application for product approval. The milestone incentives were a combination of cash and stock, and were not paid until the milestone was achieved and earned.
During the year ended December 31, 2023, the Company paid an aggregate of $5.0 million in cash, of which $1.0 million was related to two milestones that were completed and fully expensed in 2022, but was unpaid as of December 31, 2022, $4.0 million was payment for four completed one-time milestones (MAA workstream for Mechanism of Action, obtaining a commercial manufacturing license from the MHRA in March 2023 and completion of drafting key portions of the application and submission of the application to MHRA for product approval). The Company issued 4.5 million common shares as a result of completion of the two one-time milestones (obtaining a commercial manufacturing license from the MHRA and completion of drafting the application) at fair value of $3.2 million, of which $0.6 million was recognized during the year ended December 31, 2023 and $2.6 million had already been recognized (but not paid) in 2022.
Related-Party Transaction Approval Policy
The company maintains a written Related-Party Transactions Policy. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment or board membership. Any transactions with any person who is, or at any time since the beginning of the Company’s fiscal year was, a director or executive officer or a nominee to become a director of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member or person sharing the household of any of the foregoing persons, any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, is subject to approval or ratification in accordance with the procedures of the Company’s Related-Party Transaction Policy.
Conflicts Committee
The Conflicts Committee of the Board reviews and approves all related-party matters and transactions for potential conflicts of interests and reasonableness, as described in the Corporate Governance Matters section above. The Conflicts Committee’s one-time review and approval of any series of similar related-party transactions (such as a series of transactions governed by a single contract) suffices to satisfy this policy with respect to each transaction in the series.
Report of the Audit Committee
As part of its specific duties, the Audit Committee reviews our Company’s financial reporting process on behalf of the Board; reviews the financial information issued to stockholders and others, including a discussion of the quality, acceptability and clarity of the information, and monitors our systems of internal control and the audit process. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our own system of internal control. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has discussed with Cherry Bekaert LLP, our Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from Cherry Bekaert LLP, our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has also considered whether the provision of services other than the audit of our financial statements was compatible with maintaining Cherry Bekaert LLP’s independence.
Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
THE AUDIT COMMITTEE
Pat Sarma
Dr. Navid Malik

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Representatives of Cherry Bekaert LLP are not expected to participate in the Annual Meeting.
Fees Paid to Independent Public Accountants
Cherry Bekaert has served as our independent public accounting firm for the fiscal years ended December 31, 2020 through 2024.
Audit Fees
The aggregate fees billed for the fiscal years ended December 31, 2024 for professional services rendered by Cherry Bekaert for the audit of our annual financial statements for 2024, and the review our financial statements included in our quarterly reports on Form 10-Q for 2024 was $611,000.
The aggregate fees billed for the fiscal years ended December 31, 2023 for professional services rendered by Cherry Bekaert for the audit of our annual financial statements for 2023, an independent audit of the Company’s internal controls for 2023, and the review our financial statements included in our quarterly reports on Form 10-Q for 2023 was $614,000.
Audit-Related Fees
There were no fees billed in the fiscal years ended December 31, 2024 and 2023 for assurance and related services rendered by Cherry Bekaert related to the performance of the audit or review of our financial statements.
Tax and Other Non-Audit Professional Services
There were no fees billed in the fiscal years ended December 31, 2024 and 2023 for professional services rendered by Cherry Bekaert for tax related services or other non-audit professional services fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee pre-approved all of the services provided by our principal accountants during the fiscal years ended December 31, 2024 and 2023.

OTHER MATTERS
Stockholder Proposals for the Next Annual Meeting of Stockholders
Proposals of stockholders intended to be included in our proxy materials for the next annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than August 1, 2026, the 120th day prior to the first anniversary of the date on or about which this proxy statement was first mailed to our stockholders. Proposals should be addressed to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, Maryland 20814, Attention: Secretary.
In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Our corporate secretary must receive such notice no earlier than July 2, 2026 and no later than August 1, 2026, 150 days and 120 days prior to the first anniversary of the date on or about which this proxy statement was first mailed to our stockholders, respectively. If the date on which the next annual meeting of stockholders will be held is changed by more than 30 calendar days from the date of the Annual Meeting, we must receive the notice at least 80 days prior to the date on which we intend to distribute the corresponding proxy statement. In addition to giving notice pursuant to the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required by Rule 14a-19, the SEC’s universal proxy rule, to our Corporate Secretary regarding such intent no later than October 30, 2026.
The notice for any stockholder proposal must contain certain information set forth in our bylaws. In addition, stockholder proposals made under Rule 14a-8 under the Exchange Act are required to contain certain information. Therefore, we strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Copies of our bylaws can be obtained without charge from our corporate secretary.
Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

ADDITIONAL INFORMATION
Communication with the Board of Directors
All communications should be in written form and directed to our corporate secretary at the following email address: corpsecretary@nwbio.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY PHONE, ONLINE, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSES WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.
By Order of the Board of Directors,
/s/ Linda F. Powers

Chairperson of the Board of Directors
November 28, 2025

Appendix A
Form of Certificate of Amendment
CERTIFICATE OF AMENDMENT
OF
THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF NORTHWEST BIOTHERAPEUTICS, INC.
Under Section 242 of the Delaware General Corporation Law
Northwest Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:
1.
The Seventh Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Article IV, Section 1(a) so that, as amended, said Article IV, Section 1(a) shall be and read as follows:

“The total number of shares of stock that the Corporation shall have the authority to issue is the aggregate of  (i) 2,600,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”
2.
The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of outstanding shares of common stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this        day of        ,       .
Signature:

A-1

Northwest Biotherapeutics, Inc.Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 1:00 AM Eastern Time, on December 29, 2025.OnlineBefore the meeting vote at www.investorvote.com/NWBO or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/NWBO T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T1.To elect one member to our Board of Directors to serve as Class I Director for a term of three years:ForWithhold01 - Pat Sarma 2.To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; ForAgainst AbstainForAgainst Abstain4. To approve, on an advisory basis, the Company’s executivecompensation; and 3.To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 1,700,000,000 to 2,600,000,000, par value $0.001 per share (the “Common Stock”); ForAgainst Abstain 5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.1 U P X 047GYG

The Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc. will be held on Monday, December 29, 2025 at 2:00 p.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 1700 M Street NW, Washington, DC 20036T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.TNotice of Annual Meeting of StockholdersMonday, December 29, 2025 at 2:00 p.m. Eastern Time Proxy Solicited by Board of Directors for Annual MeetingLinda F Powers and Dave Innes (the “Named Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc. to be held at 2:00 p.m. Eastern Time on Monday, December 29, 2025 at the offices of Gibson, Dunn & Crutcher LLP, 1700 M Street NW, Washington, DC 20036, or at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if the nominee named in Proposal 1 becomes unable or unavailable to serve).Shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If a properly executed proxy is returned and no such directions are indicated, the Proxies will have authority to vote FOR the Director nominee listed in Proposal 1, and FOR Proposals 2 - 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.(Items to be voted appear on reverse side.) Change of Address — Please print new address below.Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.